UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 30, 1996

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                              MORGAN PRODUCTS LTD.
             (Exact name of registrant as specified in its charter)



             Delaware                                  06-1095650
    (State or other jurisdiction                    (I.R.S. Employer
         of incorporation)                         Identification No.)


                          Commission File Number 1-9843

                 469 McLaws Circle, Williamsburg, Virginia 23185
               (Address of principal executive offices) (Zip Code)


                                 (757) 564-1700
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On August 30, 1996, pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated as of July 22, 1996, by and among Morgan Products Ltd. (the "Company"), Tennessee Building Products, Inc., Titan Building Products, Inc. ("Titan") (collectively, "TBP"), James Fishel, James Schulman and Tennessee Building Products, Inc., as shareholder of Titan, the Company acquired substantially all of the assets of TBP. TBP used the purchased assets in its business as a distributor of windows, doors, kitchen cabinets, and other millwork products to residential builders and other customers and also as a distributor of window glass, mirrors, and other glass products. The Company intends to continue using the purchased assets for such purposes.

         The purchased assets generally include (i) leases with respect to manufacturing and/or distribution facilities in Charlotte, North Carolina; Chattanooga, Tennessee; Greenville, South Carolina; and Huntsville, Alabama,
(ii) substantially all of the machinery and equipment used by TBP, and (iii) substantially all of the inventories and receivables of TBP.

         Under the terms of the Purchase Agreement, the purchase price was approximately $15.3 million, representing the Historical Net Asset Value (as defined in the Purchase Agreement) at December 31, 1995. The purchase price was based upon the assumption that the Closing Date Net Asset Value (as defined in the Purchase Agreement) would equal the Historical Net Asset Value for the assets acquired and liabilities assumed. The purchase price will be adjusted upward or downward to the extent the Closing Date Net Asset Value differs from the Historical Net Asset Value. Such determination is expected to be made within 90 days of the closing date, as provided in the Purchase Agreement. The purchase was entirely in cash, which the Company financed with borrowings under an existing revolving credit facility. The Company maintains a credit agreement with Fleet Capital, which provides for a revolving credit facility of up to $65 millon through July 13, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information

         It is impracticable at this time to file the financial statements and pro forma financial information required to be filed pursuant to Item 7 of Form 8-K. Such financial statements and pro forma financial information will be filed, as soon as practicable, but not later than 60 days from the date hereof.

         (c)      Exhibits

         Asset Purchase Agreement dated as of July 22, 1996 by and among Morgan Products Ltd., Tennessee Building Products, Inc., Titan Building Products, Inc., James Fishel, James Schulman and Tennessee Building Products, Inc. (incorporated by reference to Exhibit 10.3 to the Company's Form 10-Q, dated June 29, 1996).



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MORGAN PRODUCTS LTD.



                                       By: /s/ Douglas H. MacMillan
                                           ------------------------
                                           Douglas H. MacMillan
                                           Vice President and Chief Financial
                                           Officer

DATE:  September 13, 1996

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